Exhibit 1.1
PUBLIC FUND SELLING AGREEMENT
          This Agreement made as of [INSERT DATE] by and among the Fund(s) identified in Exhibits A and/or B to this Agreement (the “Funds”) and Campbell & Company, Inc., solely in its capacity as General Partner of the Fund(s), as applicable (“General Partner”), and                                          , a                                           corporation (the “Selling Agent”).
W I T N E S S E T H :
          WHEREAS, the General Partner has caused the Fund(s) to be organized to engage in speculative trading of commodity futures contracts, options thereon, and other commodity interests and to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Securities Act”) and the rules and regulations adopted by the SEC thereunder, as amended to the date hereof (the “Rules”); the term “Final Amendment” means the amendment to such applicable registration statement which has been submitted by the Fund(s) to the SEC to permit such applicable registration statement to become effective; the date on which the applicable registration statement becomes effective being hereinafter referred to as the “Effective Date”; the term “Registration Statement” means such applicable registration statement in the form in which it becomes effective; the term “Prospectus” means the applicable prospectus included in the Registration Statement (and each subsequent Registration Statement), substantially in the form, heretofore submitted to, and not reasonably objected to by, the Selling Agent, or the General Partner; and the term “preliminary prospectus” means any applicable preliminary prospectus (as described in Rule 433 under the Securities Act) included at any time in the applicable registration statement prior to its becoming effective with the SEC.
          WHEREAS, the Fund(s) propose(s) to issue and sell to the public its interests (“Units”) as described in the Prospectus; and
          WHEREAS, the Selling Agent desires to assist in the sale of the Units upon the terms and in reliance upon the representations, warranties and covenants set forth herein;
          NOW, THEREFORE, the parties hereto agree as follows:
1. Offering of Units
          (a) Appointment
          Subject to the terms and conditions set forth in this Agreement, the applicable fund or funds hereby appoints the Selling Agent on a non-exclusive basis as its selling agent to offer and sell Units (designated on Exhibits A and B of this Agreement) on a best efforts basis, without any firm commitment on the part of the Selling Agent to purchase any Units.
     The ‘‘Initial Offering Period’’ will be the period commencing on the date of the Prospectus and continuing for the period described in the Prospectus, unless all of the registered Units have previously been subscribed for, the General Partner has sooner terminated the Initial Offering Period, or the General Partner has extended the Initial Offering Period for an additional period. During the Initial Offering Period, the Selling Agent will offer Units for sale at an initial closing (the ‘‘Initial Closing’’), which will be held at a period soon after the end of the Initial Offering Period. However, the General Partner may at its discretion hold such Initial Closing at any time during the Initial Offering Period. The Initial Closing shall not take place unless subscriptions have been accepted for the amount of units stated in the Prospectus. If the minimum number of Units is not sold during the Initial Offering Period, the offering of Units shall terminate, and all subscription amounts (together with any interest earned thereon) shall be refunded to subscribers, as described in the Prospectus. Units which remain unsold following the Initial Closing shall be offered for sale in the continuing offering (the ‘‘Continuing Offering ’’). During the Continuing Offering Period, the Fund(s) may continue to offer Units at the month-end Net Asset Value per Unit as of the last business day of the month (or such period as may be set forth in the Prospectus) during which subscriptions are received by the General Partner. Such Continuing Offering Period shall terminate at any time as determined by the General Partner.
     Notwithstanding any provision to the contrary herein, the General Partner will have the sole discretion to accept or reject any subscription for Units in whole or in part at any time prior to acceptance.
     No selling commissions will be charged with respect to the sale of Units.
Public Fund — Selling Agreement (6/10)

     The Fund(s) hereby authorize(s) the Selling Agent to distribute the Prospectus and any amendments or supplements thereto in accordance with the terms of this Agreement.
     b) Compensation
     In consideration of the Selling Agent soliciting and obtaining purchasers of the Units and providing ongoing services, the Selling Agent shall receive commissions and fees as described in the applicable Prospectus and Exhibits, subject to the requirements therein. The details and requirements of Exhibits A and/or B are incorporated herein, as applicable.
     2. Undertaking of Selling Agent
     The Selling Agent will use reasonable___efforts to find eligible persons to purchase Units on the terms stated herein and in the Prospectus and any amendments or supplements thereto. In connection with the offer and sale of the Units, the Selling Agent represents, warrants and agrees that it will comply fully with all applicable laws and the rules of the CFTC, NFA, FINRA (including NASD Conduct Rules and Notice to Members 84-7), the SEC, the securities or Blue Sky administrators of the several states and various other jurisdictions and any other applicable regulatory body. It is understood that the Selling Agent has no commitment with regard to the offer or sale of the Units other than to use reasonable efforts as described above. All payments for subscriptions by subscribers shall be made as provided in the Prospectus. Notwithstanding any other provision of this Agreement, the General Partner shall have sole discretion to accept or reject any subscription for Units, in whole or in part.
     3. Blue Sky Filings
     The Fund(s) agree(s) to prepare, execute, file and amend, as necessary, all applications for registration of the Units and of itself as a dealer in securities, consents to service of process, reports of sale of Units and similar Blue Sky qualification, registration and exemption documents and to take such other actions which may be necessary or advisable, in the opinion of the General Partner or its counsel, in order to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States of America as the General Partner may reasonably request; provided, that in no event shall the Fund(s) be obligated to (i) take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or taxes in any jurisdiction where it is not now so subject or (ii) offer in any jurisdiction that would require a change any term in the Registration Statement, as the same may be supplemented or amended.
     The Selling Agent is responsible for compliance with all applicable laws, rules and regulations with respect to its acting as such in connection with sales of Units in any jurisdiction.
     4. Closing Date
     Subject to the General Partner’s right to terminate the offering at any time and subject to the conditions and requirements stated in the Prospectus and herein, there shall be a closing on the last business day of each month (or such time period as may be set forth in the Prospectus) during the Continuing Offering Period (the “Closing Date”), with respect to subscriptions received during each period of the Continuing Offering Period. Such closing shall be held at the offices of the General Partner (or other location as selected by the General Partner), and shall provide for payment of the aggregate purchase price for the Units to the Fund(s) by release of funds from the Escrow Account, and (ii) compliance with Section 9 hereof.
     5. Reports for Selling Agent
     The Fund(s) agree(s) that so long as any of the Units are outstanding, it will, at the Fund(s)’ expense, deliver to the Selling Agent upon request all financial statements and other periodic and special reports distributed generally to the fund investors or required to be delivered to the fund investors or filed with the SEC or the CFTC under the fund formation documents or any federal statute, rule or regulation relating to securities, commodities or commodity futures.
     6. Agreements of the Fund(s) and the General Partner
     The Fund(s) and the General Partner jointly and severally agree as follows:
     (a) Promptly to file amendments to such registration statement which have been submitted by the Fund(s) to the SEC to permit such registration statement to become effective (Final Amendment) and the Prospectus with the SEC, but not to file
Public Fund — Selling Agreement (6/10)

any amendment or supplement to the Registration Statement or Prospectus, except such as counsel for the General Partner shall deem advisable in order to assure compliance with applicable laws.
     (b) To advise the Selling Agent (i) when the Registration Statement has become effective, (ii) of the issuance by the SEC, CFTC or any other federal or state regulatory body of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, the CFTC registration or NFA membership of the General Partner as a commodity pool operator or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose and (iii) the receipt by the Fund(s) or any representative or attorney of the Fund(s) of any other material communication from the SEC, CFTC, NFA or any Blue Sky or securities law administrator relating to the Fund(s), the Registration Statement(s), any preliminary prospectus or the Prospectus, as it may be amended or supplemented. The Fund(s) will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement(s) under the Securities Act or the registration of Units under the laws of the several states and various other jurisdictions or enjoining the offering and, if any such order is issued, to obtain as soon as possible the withdrawal thereof; provided, that in no event shall the Fund(s) be obligated to (i) take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or taxes in any jurisdiction where it is not now so subject or (ii) change any term in the Registration Statement, as the same may be amended or supplemented.
     (c) To deliver to the Selling Agent, without charge, as many conformed copies of the registration statement as originally filed and of the Registration Statement and each amendment or supplement thereto (including all exhibits filed with, or incorporated by reference in, any such document) as the Selling Agent may reasonably request.
     (d) During the Continuing Offering Period to deliver, without charge, to the Selling Agent, at such office or offices within the United States of America as the Selling Agent may reasonably designate, as many copies of the Prospectus, as amended or supplemented, as the Selling Agent may reasonably request.
     7. Amendment of the Registration Statement and Prospectus
     The Fund(s) agree(s), at the expense of the Fund(s), to amend the Registration Statement and Prospectus or to supplement the Prospectus if, at any time after the Effective Date and prior to each Closing, (i) such amendment or supplement is necessary to comply with the Securities Act, the Commodity Exchange Act (the “Commodity Act”), the securities or Blue Sky laws of any jurisdiction or the rules or regulations promulgated under such Acts or laws, is necessary to comply with any NFA deficiency notices or is necessary to correct any material untrue statement in the Prospectus or Registration Statement or to eliminate any material omission therein or any omission therein which renders any of the statements therein materially misleading, or (ii) the Selling Agent advises the Fund(s) that, in its opinion and that of its counsel, such amendment or supplement is necessary to comply with such Acts or laws or the rules or regulations promulgated thereunder, to comply with any such deficiency notice or to correct any such material untrue statement or to eliminate any such omission. The General Partner agrees to notify the Fund(s), the Selling Agent and the Selling Agent agrees to notify the General Partner and the Fund(s), immediately (y) upon discovery of any untrue or misleading statements or omissions in the Prospectus or Registration Statement concerning such party and (z) of the occurrence of any event or change in circumstances which would result in there being any untrue or misleading statement or omission in the Prospectus or Registration Statement, in each case relating to the General Partner or the Selling Agent respectively. The representations, warranties and indemnifications of all parties hereto contained herein relating to the Registration Statement and Prospectus shall attach to any such amendment or supplement.
     8. Representations and Warranties
     (a) The General Partner, on behalf of the Fund(s), represents and warrants to the Selling Agent that:
          (i) The Funds are duly organized and validly existing as limited partnerships under the laws of the State of Delaware, and have full power and authority under the applicable formation documents to conduct its business to be conducted as described in the Registration Statement and Prospectus and to issue, sell and deliver the Units.
          (ii) The Units, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and Subscription Agreements, will be validly issued, fully paid and not subject to further call or assessment.
          (iii) Per the Limited Partnership Agreement, as amended, the General Partner shall act as trading advisor to the fund. The Limited Partnership Agreement, , the Escrow Agreement and this Agreement have each been duly and validly authorized, executed and delivered by the General Partner on behalf of the Fund(s) and each is, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto (other than the General Partner), a valid and binding
Public Fund — Selling Agreement (6/10)

agreement of the Fund(s), except insofar as bankruptcy, moratorium or other similar laws may be applicable and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable.
          (iv) The Funds have all federal and state governmental and regulatory approvals and licenses, and are maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to conduct its business to be conducted, all as described in the Registration Statement and Prospectus.
          (v) On the Effective Date and the date on which the Prospectus is first filed with the SEC pursuant to Rule 424(b), the Registration Statement and the Prospectus (or when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the SEC, the Registration Statement, as amended, and the Prospectus, as amended or supplemented) will comply fully in all material respects with the requirements of the Securities Act and the Rules and the Commodity Act and the published rules of the CFTC thereunder, and will accurately describe the proposed operation of the Fund(s); and each of the Registration Statement, as it may be amended, the Prospectus, as it may be amended or supplemented, or any promotional brochure or other marketing materials prepared, or approved in writing, by the General Partner (collectively, “Promotional Material”) promulgated under the Securities Act, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, as it may be amended or supplemented, in the light of the circumstances under which such statements were made).
     (b) The General Partner represents and warrants to the Fund(s) and the Selling Agent that:
          (i) It is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland has full corporate power to performs its obligations and enter into the transactions described in the Registration Statement and Prospectus, as the same may be amended or supplemented. All the present principals of the General Partner are identified as such in the Registration Statement and Prospectus.
          (ii) It has all federal and state governmental and regulatory, and to the best of its knowledge, commodity exchange licenses and approvals, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to act as described in the Registration Statement and Prospectus (including, without limitation, registration as a commodity pool operator under the Commodity Act and membership as a commodity pool operator in NFA), and the performance of such actions will not violate or result in a breach of any provision of the Articles of Incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon it.
          (iii) The formation documents and this Agreement have each been duly and validly authorized, executed and delivered on behalf of the General Partner and each is, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto (other than the Fund(s)), a valid and binding agreement of the General Partner except insofar as bankruptcy, moratorium or other similar laws may be applicable, and except that the exculpation, indemnification and contribution provisions of such agreements may be limited by applicable law and enforcement of any specific terms or remedies may be unavailable.
          (iv) All references to the General Partner and its principals in the Registration Statement and the Prospectus are accurate and complete in all material respects, set forth in all material respects the information required to be disclosed to prospective investors under the Commodity Act and the rules and regulations thereunder and, as to the General Partner and its principals, the Registration Statement and Prospectus do not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which such statements were made).
          (v) The balance sheet of the General Partner and the notes thereto included in the Registration Statement present fairly the financial position of the General Partner as of the date thereof, in conformity or (in the case of any unaudited balance sheet) in substantial conformity with generally accepted accounting principles. Since the date of the most recent such balance sheet, there have been no changes in the financial condition of the General Partner, other than changes which, in the aggregate, are not materially adverse or which are disclosed in the Prospectus, and since such date there have been no changes in the business of the General Partner which are material in the context of the offering of the Units.
     (c) The Selling Agent represents and warrants to the Fund(s) and the General Partner that:
          (i) The Selling Agent is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, is a member in good standing of FINRA and has full power and authority to act as selling agent in the manner contemplated by this Agreement and as described in the Registration Statement and the Prospectus. The Selling
Public Fund — Selling Agreement (6/10)

Agent is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Selling Agent’s ability to perform its obligations hereunder.
          (ii) The Selling Agent is in good standing and in compliance with all applicable broker-dealer registration requirements in the places where the Units will be sold by the Selling Agent.
          (iii) Any use or distribution of the Registration Statement, the Prospectus or any related preliminary prospectus by the Selling Agent will comply with the terms and conditions set forth in the Prospectus and with the Securities Act, the Securities Exchange Act of 1934, as amended, all applicable securities and Blue Sky laws of the states in which the Selling Agent intends to sell Units, the rules and regulations promulgated under all such Acts and all such laws, and all applicable rules and regulations of FINRA and all other self-regulatory organizations. In particular, and not by way of limitation, the Selling Agent represents and warrants that it is aware of FINRA Rule 2310 and that it will comply fully with all the terms thereof in connection with the offer and sale of the Units. The Selling Agent agrees not to recommend either the purchase or redemption of Units to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber’s investment objectives, other investments, financial situation and needs, that the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Fund(s), including tax benefits described in the Registration Statement and the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Fund(s), including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber. The Selling Agent agrees to maintain files of information disclosing the basis upon which the Selling Agent determined that the suitability requirements of FINRA Rule 2310 were met as to each subscriber (the basis for determining suitability may include the Subscription Agreements and other certificates submitted by subscribers). The Selling Agent shall fully comply with FINRA Rule 2310. The Selling Agent represents and warrants that it has a reasonable basis for believing that all the representations made by the subscriber in the Subscription Agreement, including the legal authority to enter into the Subscription Agreement and the legal authority of the individual executing the Subscription Agreement are true and correct. The Selling Agent further represents and warrants that it has, among other things, examined the Registration Statement and Prospectus and obtained such additional information from the General Partner regarding the information set forth thereunder as the Selling Agent has deemed necessary or appropriate to determine whether the Registration Statement and Prospectus adequately and accurately disclose all material facts relating to an investment in the Fund(s) and provide an adequate basis to subscribers for evaluating an investment in the Units. In connection with making the representations and warranties set forth in this paragraph, the Selling Agent has not relied on inquiries made by or on behalf of any other parties.
          The Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Registration Statement and Prospectus.
          (iv) The Selling Agent understands and agrees that, pursuant to the Fund(s) and Campbell’s reliance upon the Selling Agent’s representations in subsection (iii), above, the Fund(s) and Campbell will not require, review or accept backup, legal documentation relating to subscriber(s), including but not limited to trust agreements, partnership agreements, corporate authorizations or other constituent documents, unless it may be required for anti-money laundering purposes, as discussed below.
          (v) The Selling Agent and its representatives have all required federal and state governmental and regulatory approvals and licenses and have effected all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business and to perform their obligations under this Agreement and to act as described in the Registration Statement and the Prospectus. The performance of the obligations of the Selling Agent under this Agreement and its acting as described in the Registration Statement and the Prospectus will not violate or result in a breach of any provisions of its Articles of Incorporation or by-laws or any agreement, instrument, order, law or regulation binding upon it.
          (vi) The Selling Agent is aware of the requirements of the USA PATRIOT Act, the regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control, and other applicable U.S. federal or non-U.S. anti-money laundering laws and regulations (collectively, the “anti-money laundering/OFAC laws”). As a registered U.S. broker-dealer required to have in place a Customer Identification Program as well as an anti-money laundering program meeting the requirements of Section 352 of the USA PATRIOT Act, the Selling Agent has adopted and has in place anti-money laundering policies and procedures reasonably designed to verify the identity of each subscriber’s source of funds that is introduced by the Selling Agent. Such policies and procedures are properly enforced and are consistent with the anti-money laundering/OFAC laws. The Selling Agent has taken all reasonable steps to assure itself that, and represents that to the best of its knowledge, subscribers introduced to the Fund(s) by the Selling Agent are not individuals, entities or countries that may subject the Fund(s) or the General Partner to criminal or civil violations of any anti-money laundering/OFAC laws. The Selling Agent understands that the Fund(s) and General Partner are relying on the Selling Agent to perform anti-money laundering requirements with respect to Units offered and agrees to promptly notify the Fund(s) and the General Partner with respect to any subscriber introduced by the Selling Agent should
Public Fund — Selling Agreement (6/10)

the Selling Agent become aware that investment in the Fund(s) by such subscriber would cause a change to the representations and warranties set forth herein. The Selling Agent agrees to provide the AML Certification (attached as Exhibit C), or a form acceptable to the General Partner and the Fund(s), upon execution of this Agreement and periodically thereafter.
               (vii) During the Initial Offering Period, as defined in the Prospectus, the Selling Agent will be required to forward subscription documents to the General Partner as soon as is reasonably practicable following receipt of an acceptable subscription agreement from a subscriber for Units. Subscription documents must be in proper form and the General Partner shall have the sole responsibility for accepting or rejecting subscriptions. The Selling Agent shall deposit the subscription proceeds in escrow accounts with PNC Bank, National Association (the “Escrow Agent”) no later than noon of the next business day or by noon of the second business day after receipt of the subscription by the General Partner. If the latter option is used, the subscription documents must be forwarded to the General Partner by noon of the next business day after receipt of the subscription proceeds. Proceeds will be transferred to the escrow accounts at the Escrow Agent by check payable to the applicable Fund and/or Series from the Subscriber or via wire transfer and will be held during the Initial Offering Period until the funds are turned over to the relevant Fund(s) trading accounts or until the offering of the relevant Fund or Series is terminated.
               (viii) During the Continuous Offering Period, as described in the applicable Prospectus, the Selling Agent will be required to forward subscriptions to the General Partner as soon as is reasonably practicable following receipt of an acceptable subscription agreement from a subscriber. The General Partner will have the sole responsibility for determining whether subscriptions are accepted.
               (ix) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Selling Agent, and is, assuming that it has been duly and validly authorized, executed and delivered by the other parties hereto (other than the Selling Agent), a valid and binding agreement of the Selling Agent and enforceable in accordance with its terms.
          9. Closing Requirements
     The issue and sale of the Units and the release of the funds from the Escrow Account to the Fund(s) shall be subject to the accuracy on and as of the Closing Date of, and compliance on each Closing Date with, the representations and warranties of the General Partner and the Selling Agent herein and the performance by the Fund(s), the General Partner and the Selling Agent of their obligations hereunder.
          The General Partner may terminate this Agreement at any time, in its discretion. In the event of any such termination, all subscriptions received from prospective investors of the Fund(s), but not yet accepted by the Fund shall promptly be returned to them as provided in the Prospectus.
          10. Indemnification
          (a) The General Partner agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls such person within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the Commodity Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus or any amendment of supplement thereto, or Promotional Material, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of (i) the Prospectus, or any amendment or supplement thereto, in the light of the circumstances under which such statements were made, or (ii) the Promotional Material, when taken together with the Prospectus and in light of the circumstances under which such statements were made); provided , however, that in no event shall the indemnification agreement contained in this subsection (a) of Section 10 inure to the benefit of any of the indemnified parties (or any person controlling any such party within the meaning of Section 15 of the Securities Act) on account of any losses, claims, damages, costs, expenses and liabilities arising from the sale of the Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or omission in a preliminary prospectus or the Prospectus or a supplement or amendment thereto, if a preliminary prospectus, the Prospectus, the Prospectus as amended or supplemented or as further amended or supplemented, respectively, shall correct, prior to the delivery to such person of his subscription, the untrue statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of a preliminary prospectus, the Prospectus or the Prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had not been sent or given to such indemnified person at or prior to the receipt of the subscription. Provided, however that neither the Fund(s) nor General Partner shall be liable to the party seeking
Public Fund — Selling Agreement (6/10)

indemnification in any case to the extent that any such loss, claim, damage or liability arises out of, or is based upon any action or omission of the Selling Agent, including a breach of such entity’s representations and warranties herein.
          (b) The Selling Agent agrees to indemnify and hold harmless the Fund(s) and the General Partner, as the case may be, and each person, if any, who controls the Fund(s) and the General Partner, as the case may be, within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the General Partner set forth in subsection (a) of this Section 10 (and, in the case of the General Partner, for any indemnity paid by the General Partner pursuant to subsection (a) of this Section 10), but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon Selling Agent’s negligence, misconduct or breach of Selling Agent’s representations and warranties herein.
          (c) Each of the parties to this Agreement understands that the obligations of each party subject to this Section 10 are separate and distinct. Notwithstanding any other provision of this Section 10, the General Partner shall have no obligation to indemnify the Selling Agent for more than the amount of proceeds resulting from the sale of Units by the Selling Agent during the Continuing Offering Period plus the Selling Agent’s actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys’ and accountants’ fees incurred in defense thereof).
          (d) Notwithstanding any other provision of this Agreement, indemnification of the General Partner or its controlling persons by the Fund(s) shall be permitted only to the extent permitted by the formation documents, as amended..
          (e) Any party which proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 10, notify each such indemnifying party of the commencement of such action, suit or proceeding but the omission to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 10 except to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 10. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question), (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent. In the case of (ii) above, the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of the following groups: (x) the Selling Agent and any person who controls the Selling Agent within the meaning of Section 15 of the Securities Act; and (y) the Fund(s) and the General Partner and any person who controls the Fund(s) and General Partner within the meaning of Section 15 of the Securities Act.
          (f) The exculpation provisions of the Advisory Agreement or the formation documents shall not relieve the General Partner or its principals from any liability they may have or incur to the Fund(s) under this Agreement.
          (g) No indemnifying party, in the defense of any action, shall, without the written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation.
          11. Fees and Expenses
          Subject to reimbursement or partial reimbursement on an installment basis by the Fund(s), as set forth in the Prospectus, the General Partner will pay all costs and expenses relating to (i) the preparation, printing and filing with the SEC, CFTC and NFA of the Registration Statement and (in certain cases) exhibits thereto, each preliminary prospectus, the Prospectus and all
Public Fund — Selling Agreement (6/10)

amendments and supplements to the Registration Statement and the Prospectus, (ii) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 3 hereof, including the fees and disbursements of legal counsel in connection therewith and in connection with the preparation and printing of preliminary or supplementary Blue Sky Surveys, (iii) the furnishing to the Selling Agents of copies of each preliminary prospectus, the Prospectus, the Registration Statement and all amendments or supplements thereto, and of such other documents required to be furnished to the Selling Agents, including costs of shipping and mailing, (iv) the filing requirements of FINRA in connection with its review of the terms and arrangements of the proposed financing, (v) the fees and disbursements of the Escrow Agent, (vi) all fees and disbursements of the Funds’ accountants and auditors in connection with the financial statements and the performance records contained in the Prospectus and the preparation and delivery of any other documents to be prepared and delivered in connection with the transactions contemplated hereby, (vii) the fees and disbursements of legal counsel in connection with the organization of the Funds with the offering of the Units, and (viii) all other organization and offering expenses relating to the Fund(s), including any expenses incurred in any “roadshow” relating to the offering of the Units and the Selling Agents’ reasonable “due diligence” expenses, within the guidelines established by FINRA Rule 2310. Each other party shall bear all of its expenses under this Agreement, including fees and disbursements of its counsel.
          12. Electronic Document Delivery
          The General Partner and the Fund(s) agree to accept delivery of subscription agreements, transfer requests, redemption requests, and other documentation from the Selling Agent on the following terms:
          (a) Selling Agent represents that each electronic document image transmitted by the Selling Agent is a true and accurate image of the hard copy original of that document;
          (b) Selling Agent understands that the General Partner and the Fund(s) will rely on the electronic document image from Selling Agent to the same extent as if the General Partner and Fund(s) had received a hard copy original of the document;
          (c) Selling Agent will maintain the hard copy original in its files as required by its own document retention rules and procedures, but for a minimum of 30 days after each transaction, during which time Selling Agent agrees to make the hard copy original to the General Partner and Fund(s), if requested; and
          (d) Selling Agent will deliver each electronic document image to the General Partner and the Fund(s) in a legible and secure form (via a secure transmission medium) acceptable to the General Partner and the Fund(s). Selling Agent understands that these electronic document images shall be the General Partner and the Funds’ originals for books and records purposes.
          13. Survival of Covenants; Captions; Successors and Assigns
          The indemnification agreements contained in Section 10 hereof, the obligation to settle accounts hereunder and the agreements, representations and warranties herein shall survive (a) the issue and payment for the Units hereunder and (b) any investigation made by any party hereto or by a controlling person of any party hereto, as “controlling person” is defined in Section 15 of the Securities Act.
          All captions used herein are for convenience of reference only, are not a portion of this Agreement and are not to be used in construing or interpreting any aspect of this Agreement.
          This Agreement has been and is made solely for the benefit of the Selling Agent, the Fund(s) and the General Partner and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Selling Agent, the Fund(s) and the General Partner and their respective successors and assigns within the meaning of Section 15 of the Securities Act, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Units merely because of such purchase.
          14. Notices
          Any notices under this Agreement shall be in writing (including telegraphic communication) or by telephone, confirmed in writing, all such writings to be sent by first class mail, postage prepaid, addressed to the recipient party at the address previously furnished in writing by such party to each of the other parties hereto. Copies of all notices shall be sent to, Campbell & Company, Inc., 2850 Quarry Lake Drive, Baltimore, Maryland 21209, attn: Thomas P. Lloyd, General Counsel, and Gregory T. Donovan, Chief Financial Officer.
Public Fund — Selling Agreement (6/10)

          15. Counterparts
          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.
          16. Entire Agreement
          This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.
          17. Governing Law
          This Agreement shall be deemed to be made under and construed in accordance with the law of the State of Delaware, without regard to principles of conflicts of laws.
          18. Confidentiality
          The parties each acknowledge that certain information made available to the other party hereunder may be deemed nonpublic, personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended) and the rules and regulations promulgated thereunder (collectively, the “Privacy Laws”). The parties hereby agree (a) not to disclose or use such information except as required to carry out their respective duties under the Agreement or as otherwise permitted by law in their ordinary course of business, (b) to establish and maintain procedures reasonably designed to assure the security and privacy of all such information and (c) to cooperate with each other and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either or both of the parties.
          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

CAMPBELL & COMPANY, INC.

By:

By:

SELLING AGENT

By:
(Sign Name)

By:
(Print Name)

Selling Agent’s Legal Name and Address

Public Fund — Selling Agreement (6/10)

ATTN.:

TAX I.D. NO.:

PHONE:

FAX:

Public Fund — Selling Agreement (6/10)

EXHIBIT A
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
Fund Details
     Campbell & Company, Inc., as General Partner, caused the Campbell Strategic Allocation Fund, L.P. to be organized under a Limited Partnership Agreement dated May 11, 1993, as amended and Certificate of Limited Partnership filed May 11, 1993.
Compensation
     In consideration of the Selling Agent soliciting and obtaining purchasers of the Units, Campbell shall pay the Selling Agent a selling commission, 4% of the subscription amount of any subscriptions accepted by Campbell (as described in the Prospectus), subject to the possibility of a payment of additional selling commissions as described below (and detailed in the Prospectus).
     With respect to any Units (or dollar amount of Units) registered for sale to the public pursuant to a Registration Statement filed with the SEC any time before December 1, 2004 (including any Post-Effective Amendment thereto before December 1, 2008), in consideration of the provision by the Selling Agent of the additional services specified below in this subsection (b) Campbell will pay to the Selling Agent (provided it represents that it is registered with the CFTC as a futures commission merchant or introducing broker and is a member in good standing of the NFA in such capacity) ongoing payments of a percentage(as described in the Prospectus) per annum of Net Asset Value (determined as of the last day of the immediately preceding month) of Units outstanding at the end of such month serviced by the Selling Agent. The Selling Agent may pay such compensation to its registered representatives who are registered as associated persons with the CFTC and have passed the National Commodity Futures Examination (Series 3) or the Futures Managed Funds Examination (Series 31). If any such registered representative shall transfer employment to another CFTC/NFA registered firm, and the limited partners to which the registered representative sold shall also become clients of the transferee firm, the Selling Agent agrees to transfer its ongoing compensation to the transferee firm.
     With respect to any Units (or dollar amount of Units) registered for sale to the public pursuant to a Registration Statement filed with the SEC any time before December 1, 2004 (including any Post-Effective Amendment thereto before December 1, 2008), Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial selling commission and per Unit organization and offering costs properly deemed to constitute costs allocable to the Selling Agents, such as a selling brochure, seminar costs and travel expenses, and all other costs or expenses that paid to any party constitute “Underwriting Compensation” within the meaning of FIRNA Rule 2310 do not exceed 10% of such Units’ initial sale price. Any such ongoing payments or additional selling commissions will be paid by Campbell and not by the Fund(s), but may be deemed to constitute underwriting compensation. If any such registered representative shall transfer employment to another FINRA registered firm, and the limited partners to which the registered representative sold shall also become clients of the transferee firm, the Selling Agent agrees to transfer its ongoing compensation to the transferee firm.
     With respect to any Units (or dollar amount of Units) registered for sale to the public pursuant to a Registration Statement filed with the SEC any time after December 1, 2008, Campbell will pay to the Selling Agent additional selling commission a per annum percentage (as described in the Prospectus) of Net Asset Value (determined as of the last day of the immediately preceding month) of Units outstanding at the end of such month, commencing at the beginning of the thirteenth full month after the sale of the Units, provided, however, that the total of such additional selling commissions plus the initial selling commission do not exceed 9.0% of such Units’ initial sale price and further provided that the total of all amounts paid to any party that constitute “Underwriting Compensation” within the meaning of FINRA Rule 2310 do not exceed 10% of such Units’ initial sale price. The Selling Agent may pay such compensation to its registered representatives pursuant to the Selling Agent’s own compensation policies. If any such registered representative shall transfer employment to another FINRA registered firm, and the limited partners to which the registered representative sold shall also become clients of the transferee firm, the Selling Agent agrees to transfer its additional selling commissions with respect thereto to the transferee firm.
     The ongoing compensation specified above in this subsection (b) shall be in consideration of and is contingent upon the provision by the Selling Agent or its affiliate of additional services in connection with the Units sold by the Selling Agent, including; (w) inquiring of Campbell from time to time, at the request of an owner of Units sold by it, as to the Net Asset Value of a Unit; (x) inquiring of Cambpell from time to time, at the request of an owner of Units sold by it, regarding the commodities markets and the Fund(s); (y) assisting, at the request of Campbell, in the redemption of Units sold by it; and (z) providing such other services to the owners of Units sold by it as Campbell may, from time to time, reasonably request. The Selling Agent also will use its best efforts to insure that any of its registered representatives to whom compensation is passed on pursuant to this subsection (b) will cooperate in
Public Fund — Selling Agreement (6/10)

providing the services specified in clauses (w) through (z) above for as long as such representative continues in the employment of the Selling Agent. The Selling Agent shall forfeit its rights hereunder to receive any ongoing compensation relating to the additional services for the entirety of any month during which it is not duly registered with the CFTC as a futures commission merchant or introducing broker and a member in good standing of NFA.
Designation of Units
     By initialing below, the Selling Agent has agreed to assist, as non-exclusive selling agent, in the offer and sale of the following Units:
                                             Campbell Strategic Allocation Fund, L.P.
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

By:	CAMPBELL & COMPANY, INC. ITS GENERAL PARTNER

By:

By:

SELLING AGENT

By:
(Sign Name)

By:

(Print Name)
Public Fund — Selling Agreement (6/10)

EXHIBIT B
CAMPBELL GLOBAL TREND FUND, L.P.
Fund and Series Details
     Campbell & Company, Inc., as General Partner, caused the Campbell Global Trend Fund, L.P. to be organized under the Amended Limited Partnership Agreement dated January 1, 2010 and Amended Certificate of Limited Partnership filed January 21, 2010.
     The Fund is currently comprised of two series: the Global Trend Series (USD) and the Global Trend Series (GLD). Each series is comprised of classes with various fee structures, as described in detail in the Prospectus and in the Compensation section, below.

Global Trend Series (USD)	Global Trend Series (GLD)
Class A (USD) (2% upfront / 2% trail / 0.25% custody fee)	Class A (GLD) (2% upfront / 2% trail / 0.25% custody fee)
Class B (USD) (2% upfront / 2% trail)	Class B (GLD) (0.25% custody fee)
Class C (USD) (0.25% custody fee)
Class D (USD) (no upfront, trail or custody fee)
Compensation
     In consideration of the Selling Agent soliciting and obtaining purchasers of the Units, Campbell Global Trend Fund, L.P. (“Campbell Global Trend Fund”) shall pay the Selling Agent a selling commission of 2% of the subscription amount of any subscriptions for Class A (USD), Class B (USD) and Class A (GLD) Units accepted by the Fund, subject to the possibility of a payment of additional selling commissions as described below.
Campbell Global Trend Fund will pay to the Selling Agent additional selling commissions of 2% per annum of Net Asset Value (determined as of the last day of the immediately preceding month) of Class A (USD), Class B (USD) and Class A (GLD) Units outstanding at the end of such month, commencing at the beginning of the thirteenth full month after the sale of the Units, provided, however, that the total of such additional selling commissions plus the initial selling commission per Unit do not exceed 8.0% of the gross offering proceeds of Class A (USD) and Class A (GLD) Units, respectively, and 9.0% of the gross offering proceeds of Class B (USD) Units and further provided that the total of all amounts paid to any party that constitute “Underwriting Compensation” within the meaning of FINRA Rule 2310 do not exceed 10% of such Units’ initial sale price. The Selling Agent may pay such compensation to its registered representatives pursuant to the Selling Agent’s own compensation policies. If any such registered representative shall transfer employment to another FINRA registered firm, and the limited partners to which the registered representative sold shall also become clients of the transferee firm, the Selling Agent agrees to transfer its additional selling commissions with respect thereto to the transferee firm. The ongoing compensation specified above in this subsection (b) shall be in consideration of and is contingent upon the provision by the Selling Agent or its affiliate of additional services in connection with the Units sold by the Selling Agent, including; (w) inquiring of Campbell from time to time, at the request of an owner of Units sold by it, as to the Net Asset Value of a Unit; (x) inquiring of Campbell from time to time, at the request of an owner of Units sold by it, regarding the commodities markets and the Fund; (y) assisting, at the request of Campbell, in the redemption of Units sold by it; and (z) providing such other services to the owners of Units sold by it as Campbell may, from time to time, reasonably request. The Selling Agent also will use its best efforts to insure that any of its registered representatives to whom compensation is passed on pursuant to this subsection (b) will cooperate in providing the services specified in clauses (w) through (z) above for as long as such representative continues in the employment of the Selling Agent.
     Campbell Global Trend Fund will pay to the Selling Agent a custodial fee of .25% Class A (USD), Class C (USD), Class A (GLD) and Class B (GLD) Units’ month-end net asset value per annum, provided, however that the total of such custodial fees per Unit do not exceed 1.0% of the gross offering proceeds of Class A (USD) and Class A (GLD) Units, respectively, and 6% of the gross offering proceeds of Class C (USD) and Class B (GLD) Units, respectively, and further provided that the total of all amounts paid to any party that constitute “Underwriting Compensation” within the meaning of FINRA Rule 2310 do not exceed 10% of such Units’ initial sale price.
     Once total Underwriting Compensation paid on any Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit, Class D (USD) Unit, Class A (GLD) Unit or Class B (GLD) Unit reaches 10% of the gross offering proceeds, the Class A (USD) Unit, Class B (USD) Unit, Class C (USD) Unit or Class D (USD) Unit will automatically be re-designated as Class E (USD) Units, and the Class A (GLD) Unit or Class B (GLD) Unit will automatically be re-designated as Class C (GLD) Units.
Public Fund — Selling Agreement (6/10)

     Campbell Global Trend Fund will not pay any compensation to the Selling Agents on Class D (USD), Class E (USD) and Class C (GLD) Units.
Designation of Units
     By initialing below, the Selling Agent has agreed to assist, as non-exclusive selling agent, in the offer and sale of the following series of Units:
                                         Campbell Global Trend Fund, L.P. Class A (USD)
                                         Campbell Global Trend Fund, L.P. Class B (USD)
                                         Campbell Global Trend Fund, L.P. Class C (USD)
                                         Campbell Global Trend Fund, L.P. Class D (USD)
                                         Campbell Global Trend Fund, L.P. Class A (GLD)
                                         Campbell Global Trend Fund, L.P. Class B (GLD)

CAMPBELL GLOBAL TREND FUND, L.P.

By:	CAMPBELL & COMPANY, INC. ITS GENERAL PARTNER

By:

By:

SELLING AGENT

By:
(Sign Name)

By:
(Print Name)
Public Fund — Selling Agreement (6/10)

EXHIBIT C
ANTI-MONEY LAUNDERING CERTIFICATION
FIRM NAME:
ADDRESS:
On behalf of                                                              , (the “Firm”), the undersigned representative, who is responsible for the Firm’s anti-money laundering compliance, represents and warrants that:
The Firm has established, maintains and will continue to maintain an anti-money laundering program and/or procedures in accordance with all applicable laws, rules and regulations of its own jurisdiction including, where applicable, the Bank Secrecy Act, as amended by the Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”).
     The Firm has an established customer identification program consistent with section 326 of the PATRIOT Act and including identification of politically exposed persons. The Firm’s program is also in accordance with Executive Orders administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including the List of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time.
The Firm applies, and will continue to apply, its anti-money laundering program and/or procedures to all customers and will take appropriate steps to ensure that all required relevant documentation is retained, including those involving customer identification, for five years after the date on which the individual withdraws the investment.
The Firm further represents that it will adopt appropriate policies, procedures and internal controls to be fully compliant with any additional laws, rules or regulations to which it may become subject.

NAME:

SIGNATURE:

TITLE:

DATE:

Public Fund — Selling Agreement (6/10)